SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2003


                            Daleen Technologies, Inc.

          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-27491              65-0944514
   -----------------------------      -------------       --------------------
   (State or other jurisdiction        (Commission         (IRS Employer
    of incorporation)                  File Number)        Identification No.)


      902 Clint Moore Road, Suite 230, Boca Raton, Florida          33487
   ----------------------------------------------------------     ----------
            (Address of principal executive offices)              (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000



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Item 5.  Other Events.

         On October 30, 2003, Daleen Solutions, Inc., an indirect wholly owned subsidiary of Daleen Technologies, Inc. (the "Company"), delivered to Allegiance Telecom Company Worldwide ("Allegiance") a Notice of Election Not to Renew the BillingCentral Agreement between the parties under the current contractual terms. In May 2003, Allegiance filed a petition under Chapter 11 of the U.S. Bankruptcy Code, and on October 30, 2003, the Company received a letter from Allegiance indicating that it believes the Notice of Election Not to Renew to be in violation of the automatic stay under the Bankruptcy Code. Although the Company does not believe it to be necessary, on October 31, 2003, the Company filed a Motion of Daleen Solutions, Inc. for Relief From the Automatic Stay Under Section 362 of the Bankruptcy Code and subsequently delivered to Allegiance a second Notice of Election Not to Renew. The current agreement expires on December 31, 2003, and the Company is attempting to negotiate the terms of a new contract with Allegiance. If a new agreement between the parties cannot be reached, it is possible that Allegiance will contest in the bankruptcy court whether the notices of non-renewal delivered by Daleen are in violation of the U.S. bankruptcy law. There can be no assurance that terms for a new contract will be agreed upon or that this business relationship will continue after December 31, 2003. If Allegiance ceases to do business with the Company and the Company fails to obtain additional financing or fails to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's ability to operate as a going concern.


Item 7.  Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

         None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DALEEN TECHNOLOGIES, INC.


                                    By: /s/ Gordon Quick
                                        ------------------------------
                                        Gordon Quick
                                        President and Chief Executive Officer

Dated:  October 31, 2003